UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2015

VECTRUS, INC.
(Exact name of Registrant as specified in its charter)

Indiana	0001-36341	38-3924636
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

655 Space Center Drive
Colorado Springs, CO 80915
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (719) 591-3600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On October 31, 2014, Vectrus filed a Current Report on Form 8-K in connection with the notice of award for the Thule Air Base (AB) Maintenance Contract for $411 million.
Subsequent to the award, protests were filed with the Court of Federal Claims.
On May 28, 2015, the United States Court of Federal Claims entered a judgment in connection with the protests of the award. The judgment ordered that the award is set aside, and the Air Force is enjoined from proceeding with the contract.  Additionally, Vectrus received a notice from the Air Force to stop work on the contract.
This development does not change  the 2015 guidance issued by Vectrus on May 6, 2015.
This information is furnished pursuant to Item 7.01 Regulation FD Disclosure and shall not be deemed filed for purposes of Section 18 of the Exchange Act or incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vectrus, Inc.

Date: May 28, 2015	By:	/s/ Kathryn S. Lamping
Kathryn S. Lamping

	Its:	Assistant Secretary
(Authorized Officer of Registrant)